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                                                                    EXHIBIT 99.1

Company Press Release

     PRISON REALTY TRUST RECEIVES AGREEMENT FROM PACIFIC LIFE INSURANCE CO.
                 FORTRESS/BLACKSTONE GIVEN OPPORTUNITY TO MATCH

         NASHVILLE, Tenn., April 7 /PRNewswire/ -- Prison Realty Trust, Inc. (NYSE: PZN news) announced that it has received an executed definitive agreement from Pacific Life Insurance Company ("Pacific Life") providing for a $200 million equity investment in the company. On Thursday, April 6, 2000, PZN's board of directors voted to approve the Pacific Life agreement and submit it to Fortress/Blackstone in connection with their right to match the terms of that agreement. Under the terms of the company's existing Securities Purchase Agreement with Fortress/Blackstone, that investor group has five business days following receipt of the Pacific Life definitive agreement to either match it by executing a new definitive agreement with terms identical to the Pacific Life agreement or terminate the existing Securities Purchase Agreement with Fortress/Blackstone.

The major terms of the Pacific Life proposal are as follows:

    -- Prison Realty will make available to all of its common shareholders a $200.0 million rights offering of its common stock at a price equal to the lower of $4.00 per share and 65% of the average market price of Prison Realty's common stock over three trading days prior to the commencement of the rights offering. The rights distributed to Prison Realty's shareholders will be freely transferable.

    -- Pacific Life will provide a 100% backstop up to $200.0 million for any unsubscribed portion of the rights offering and will receive, in exchange for such commitment, warrants to purchase 20.0 million shares of Prison Realty's common stock (or, if greater, warrants to purchase 10% of Prison Realty's outstanding common stock on a fully diluted basis) having a term of eight years. The warrant exercise price will be set at a 20% premium to the average closing market stock price over the five trading days prior to the end of the rights offering.

    -- Prison Realty will retain its REIT status for the taxable year ending
       1999 and, in satisfaction of Prison Realty's REIT distribution requirements, distribute to all shareholders a minimum aggregate of
       $150.0 million of 12% PIK Series C Preferred Stock ("the Series C Preferred Stock"), callable after the later of three and one-half years and the 91st day following the redemption of Prison Realty's 12% Senior Notes due 2006 and with mandatory redemption on the tenth anniversary of the issuance date. The shares will be called or redeemed at their stated amount plus accrued dividends. The Series C Preferred Stock will be convertible into shares of Prison Realty's common stock during
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       certain specified 10-day periods at prescribed prices based on 100% of an average trading price. The Series C Preferred Stock will be subordinate to Prison Realty's existing 8% Series A Cumulative Preferred Stock and the new shares of Series B Preferred Stock to be issued to Pacific Life as set forth below.

    -- To the extent that shares of Prison Realty's common stock are unsubscribed by the common stockholders in the rights offering, Pacific Life will purchase shares of Prison Realty's Series B Preferred Stock ("the Series B Preferred Stock") equal to the difference between $200.0 million and the gross proceeds received by Prison Realty in the rights offering. The Series B Preferred Stock will provide for cash dividends at a rate of 6% per annum and a PIK dividend at a rate of 4% per annum for the first three years following the date of issuance, and cash dividends at a rate of 10% per annum thereafter, payable quarterly in arrears. The Series B Preferred Stock will rank on a pari passu basis with shares of Prison Realty's existing Series A Preferred Stock. The Series B Preferred Stock will be convertible into Prison Realty's common stock at a conversion price equal to the rights offering exercise price. At the holder's option, the Series B Preferred Stock can be put to Prison Realty at any time after nine years from the date of issuance at its stated amount plus accrued dividends. The Series B Preferred Stock will be subject to mandatory redemption after 15 years at its stated amount plus accrued dividends.

    -- Each of the private operating companies operating under the "Corrections
       Corporation of America" name, including Corrections Corporation of America (CCA), Prison Realty's primary tenant, will combine with Prison Realty upon the same terms as proposed in the merger transactions contemplated by the existing Securities Purchase
       Agreement.

    -- The board of directors will be fixed at ten members, comprised of four members from PZN's existing board, four members designated by Pacific Life and two independent directors designated jointly by Pacific Life and PZN's existing board.

    -- An Investment Committee of the board of directors will be created comprised of seven directors, with four designated by Pacific Life, one non-executive director, one executive director and one outside director jointly selected by the board of directors and Pacific Life. The Investment Committee will, among other things, approve the selection of PZN's new CEO and CFO.

    -- It is a condition to the obligations of Pacific Life that existing
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       securities litigation shall have been finally settled on terms and conditions satisfactory to Pacific Life or in the alternative that liability insurance shall have been obtained providing coverage for liability.

    -- It is a condition to the obligations of Pacific Life that PZN's existing senior indebtedness be refinanced or rolled over by the existing lending group.

    -- No fees are payable to Pacific Life, other than the reimbursement of expenses, including outside legal counsel, accountants, financial advisors and consultants.

         In the event Fortress/Blackstone accepts the terms of the Pacific Life proposal, the parties will enter into a definitive agreement with respect to the proposal, and the existing Securities Purchase Agreement between the parties will be terminated. In the event Fortress/Blackstone does not accept the terms of the Pacific Life proposal, Prison Realty will be free to enter into a definitive agreement with Pacific Life with respect to the Pacific Life transaction. The Securities Purchase Agreement states that, under such circumstances, Prison Realty is required to pay Fortress/Blackstone a termination transaction fee of $7.5 million, as well as a $15.2 million commitment fee.

         Prison Realty intends to file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission containing the full text of any definitive agreement entered into by Prison Realty and Fortress/Blackstone or Pacific Life, as the case may be, with respect to the restructuring transaction.

         Prison Realty's business is the development and ownership of correctional and detention facilities. Headquartered in Nashville, Tenn., the company provides financing, design, construction and renovation of new and existing jails and prisons that it leases to both private and governmental managers. Prison Realty currently owns or is in the process of developing 50 correctional and detention facilities in 17 states, the District of Columbia and the United Kingdom.

         The companies doing business as Corrections Corporation of America provide detention and corrections services to governmental agencies. The company is the industry leader in private sector corrections with more than 73,000 beds in 80 facilities under contract or under development in the United States, Puerto Rico, Australia and the United Kingdom. CCA's full range of services includes design, construction, renovation and management of new or existing jails and prisons, as well as long distance inmate transportation services.

         This news release contains forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those set forth in the forward-looking statements.